UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                  Filed by the Party other than the Registrant  ☐

Check the appropriate box:

☐                                    Preliminary Proxy Statement.

☐                                    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐                                    Definitive Proxy Statement

☐                                    Definitive Additional Materials

☒                                  Soliciting Material Pursuant to § 240.14a-12

RealD Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:
	(4)	Date Filed:

*The below FAQ was distributed to employees of RealD Inc. via email on November 9, 2015.

DRAFT RLD Employee FAQ

1.   What was announced today?

•                 RealD Inc. has entered into a definitive agreement under which Rizvi Traverse, a leading private equity investor who primarily invests in the media, entertainment and technology sectors, will acquire RealD Inc. for $11.00 per share in cash. The agreement was approved by the RealD Board of Directors.

•                 The transaction is currently expected to close in the Company’s fourth fiscal quarter of 2016 or shortly thereafter.

•                 That said, it is still early in the process and there are many details that have yet to be finalized. This is not a done deal. The Company’s shareholders need to approve the transaction, and there are regulatory requirements and other conditions to be satisfied before the deal closes.

•                 While we don’t have all the answers, and there are regulations and restrictions that govern communications when a transaction of this nature happens, we will update you with what we can as we can.

2.   Why is RealD Inc. going private?

•                 As you know, we conducted a comprehensive review of strategic opportunities that will allow us to better operate as a company and move the company forward.

•                 After careful consideration, the Board determined that this transaction with Rizvi Traverse is in the best interest of RealD.

•                 Since our founding in 2003, RealD has become the world’s leading 3D cinema platform with a strong track record of innovation and growth and we believe the expertise that Rizvi Traverse brings will strengthen our future.

•                 As a private company, RealD will have the flexibility and resources to further invest in our continued cinema leadership and visual technology innovation.

•                 We will be able to focus on operating the company without the obligations that come hand in hand with being a public company.

3.   Who is Rizvi Traverse? Why are they interested in RealD Inc. and how will this benefit our company and customers?

•                 Rizvi Traverse is a leading private equity investor who primarily invests in the media, entertainment and technology sectors.

•                 They have a successful track record of investing in leading companies and cutting edge technology and are current investors in Twitter, Snapchat and SpaceX.

•                 After months of research into our business, they believe, like we do, in the potential of RealD.

•                 As a private company, RealD will have the flexibility and resources to further invest in our continued cinema leadership and visual technology innovation.

•                 Rizvi brings additional expertise to RealD that will strengthen our company and the way we conduct our business

•                 More information about Rizvi Traverse can be found at http://www.rizvitraverse.com/

4.   Will this announcement have an immediate impact on day-to-day operations at RealD?

•                 No – it remains business as usual at RealD.

•                 Until the transaction closes, which we expect to happen in the Company’s fourth quarter of fiscal 2016 or shortly thereafter, RealD will remain a public company.

*The below FAQ was distributed to employees of RealD Inc. via email on November 9, 2015.

5.   What does it mean for RealD Inc. to transition from a public company to a private company?

•                 Going private means that RealD Inc.’s stock will no longer be publicly traded on the stock market once the deal is finalized.

6.   Who will run the company? Will there be changes in executive leadership?

•                 Michael Lewis will continue to serve in the role of Chairman and Chief Executive Officer of RealD upon completion of the transaction, and he will also remain a major shareholder.

•                 Rizvi Traverse has asked, and Michael has agreed, to re-invest his equity in the company.

7.   Will there be changes to our current benefits and compensation programs?

•                 There are no current plans to change your compensation and benefits.

•                 Rizvi Traverse has committed to maintain your base salaries and hourly wages for a year post closing at a level no less than what it was before the transaction closes.

•                 Additional details will be provided as we work towards closing the transaction.

8.   Will there be layoffs as a result of this transaction?

•                 Public companies require certain roles and responsibilities that may not be needed in a private company.  There may be some reorganizations that result.

•                 We have always gone to great lengths to treat our people well, including through a generous severance policy.  We intend to maintain that policy through this transition for a minimum of six months post-closing.

9.   I own RealD Inc. shares.  What do I need to do? Given there is not an earnings call, will a normal trading window open and will we be able to sell?

•                 Upon meeting all closing conditions, each common share you own at the close of the transaction will be exchanged for $11 in cash.

•                 As our second quarter fiscal 2016 earnings release went out this morning, the trading window is still scheduled to open on November 12th.

•                 The purchase price represents a premium of 19% to RealD’s closing stock price on October 1, 2014, the last unaffected trading day prior to the announcement from Starboard Value LP of its non-binding indication of interest to purchase all outstanding shares of RealD’s common stock.

10. I have stock options and/or restricted stock units.  What will happen?

•                 Upon close of the transaction, all unvested restricted stock and stock options will vest immediately.  The value of your equity will be converted to cash at a price of $11 per share. Please remember that if you are an option holder, the cash received would be equal to $11 per share minus the option exercise price, subject to any withholding.

•                 The restricted stock and options will be processed at closing.  You will receive a separate communication with further information at that time.

11. When is the transaction expected to close? What can we expect until then?

•                 The transaction is conditioned on stockholder approval and regulatory approvals.

•                 The transaction is currently expected to close in the fourth quarter of the Company’s fiscal 2016 or shortly thereafter, subject to approval by RealD Inc. shareholders and other customary closing conditions.

•                 Until the transaction closes, RealD will remain a public company and it will be business as usual.

*The below FAQ was distributed to employees of RealD Inc. via email on November 9, 2015.

12. Whom can I talk to if I have more questions?

•                 If you have any questions or concerns, please do not hesitate to ask your supervisor. As this is a process dictated by the SEC, there will be certain information that cannot be shared. Please understand that this is a protocol that has to be followed. As this transaction may generate interest from the media or other third parties, it is important that we speak with one voice. Consistent with our communications policy, please immediately forward any inquiries you may receive to Will Hammond.

Cautionary Note on Forward-Looking Statements

Statements in this release that relate to future results and events are forward-looking statements based on RealD’s current expectations. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. Such risks and uncertainties include, among others:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the failure to obtain RealD shareholder approval or the failure to satisfy any other closing conditions imposed on the parties in connection with the consummation of the transactions described herein; (3) the ability to obtain regulatory approvals of the merger; (4) risks related to disruption of management’s attention from RealD’s ongoing business operations due to the transaction; (5)  the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; (6) the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; (7) the ability of the parties to satisfy the conditions to closing of the proposed transactions; (8) the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and (9) the risks that are described from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including RealD’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and Amendment thereto on Form 10-K/A, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Given these uncertainties, undue reliance should not be placed on these forward-looking statements. RealD does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. The proxy statement and other materials

*The below FAQ was distributed to employees of RealD Inc. via email on November 9, 2015.

filed with the SEC will contain important information regarding the merger, including, among other things, the recommendation of the Company’s Board of Directors with respect to the merger. BEFORE MAKING ANY VOTING DECISION, REALD’S SHAREHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATE BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, RELATED MATTERS AND THE PARTIES TO THE TRANSACTION. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to RealD, Inc., 100 North Crescent Drive Suite 200, Beverly Hills, CA 90210, Attention: Corporate Secretary.

Certain Information Concerning Participants

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Company’s Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 12, 2015 and Amendment thereto on Form 10-K/A filed with the SEC on July 29, 2015.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.reald.com.